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                                ESCROW AGREEMENT


         Escrow Agreement (this "Agreement"), dated as of the 28th day of February, 2006, among Foothills Resources, Inc., a Nevada corporation (the "Company"), Gottbetter & Partners, LLP (the "Escrow Agent"), and the Buyers listed on Schedule 1 attached hereto (individually a "Buyer" or collectively "Buyers"):

                               W I T N E S S E T H



                  WHEREAS, the Company intends to offer and sell in a private placement transaction (the "Debenture Debenture PPO") up to $3,000,000 principal amount of its secured convertible debentures (the "Convertible Debentures") at a purchase price equal to the principal amount thereof;

         WHEREAS, the Debenture PPO will commence immediately and will continue until the earlier to occur of (i) the sale of $3,000,000 principal amount of Convertible Debentures and (ii) March 31, 2006, unless extended by up to 30 days by the Company (the "Offering Period");

         WHEREAS, once $500,000 principal amount (the "Minimum") of Convertible Debentures have been subscribed for, the Company may conduct one or more closings (each a "Closing") on the sale of such Convertible Debentures;

         WHEREAS, if the Minimum is not sold prior to the end of the Offering Period and there is no Closing, the Debenture PPO will be terminated and all funds received from Buyers will be returned, without accrued interest and without any deduction. The day that the Offering Period terminates is hereinafter referred to as the "Termination Date";

         WHEREAS, the parties hereto require the Securities Purchase Agreements (the "Purchase Agreements") executed by the Buyers in connection with the Debenture PPO (the Purchase Agreements, together with all other documents necessary or desirable to effect the transactions contemplated hereby, are sometimes collectively referred to as the "Transaction Documents") and the Escrowed Funds (as defined below) be delivered to the Escrow Agent to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

         WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

         NOW THEREFORE, the parties hereto intending legally to be bound, agree as follows:

                                    ARTICLE I
                                 INTERPRETATION

         1.1. Entire Agreement. This Agreement and the Transaction Documents constitute the entire agreement between the parties hereto pertaining to the subject matter contained herein and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement or as set forth in the Transaction Documents.

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         1.2. Extended Meanings.  In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

         1.3. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

         1.4. Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         1.5. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

         1.6. Specific Enforcement, Consent to Jurisdiction. The Company acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 1.5 hereof, the Company hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

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                                   ARTICLE II
                         DELIVERIES TO THE ESCROW AGENT

         2.1. Buyer Deliveries. On or before the date of the Closing (the "Closing Date"), each Buyer shall have deliverd to the Escrow Agent its portion of the purchase price for the Convertible Debentures (the aggregate of purchase price referred to as the "Escrowed Funds") and the Transaction Documents. The parties shall ensure that each Buyer's portion of the Escrowed Funds will be delivered to the Escrow Agent pursuant to the following wire transfer instructions:

         BANK: CITIBANK, N.A., 330 Madison Avenue, New York, New York

         ABA:  021000089

         BENEFICIARY:  Gottbetter & Partners, LLP

         ACCOUNT:  49061322

         REFERENCE:  "Foothills Resources, Inc. - [insert Buyer's name]"


Gottbetter & Partners Accounting Contact: Vincent DiPaola;
telephone: (212) 400-6900; email: vdp@gottbetter.com.


         2.2. Intention to Create Escrow Over Transaction Documents and Escrowed Funds. The Company intends that the Transaction Documents and the Escrowed Funds shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit and for the benefit of the Buyers as set forth herein.

         2.3. Escrow Agent to Deliver Transaction Documents and Escrowed Funds. The Escrow Agent shall hold and release the Transaction Documents and the Escrowed Funds only in accordance with the terms and conditions of this Agreement.

                                   ARTICLE III
               RELEASE OF TRANSACTION DOCUMENTS AND ESCROWED FUNDS

         3.1. Release of Escrow. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Transaction Documents and Escrowed Funds as follows:

(a) On the Closing Date, the Escrow Agent will release the Transaction Documents to the Company and the Escrowed Funds to or for the benefit of the Company except that:

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     (i)  the legal fees and expenses owed to Gottbetter & Partners, LLP as counsel to the Company shall be deducted from the Escrowed Funds and released to Gottbetter & Partners, LLP; and

     (ii) the legal fees and expenses owed to McGuireWoods LLP as counsel to Brasada shall be deducted from the Escrowed Funds and released to McGuireWoods LLP.

(b) All funds to be delivered to the Company shall be delivered pursuant to written instructions substantially in the form of Exhibit A hereto (the "Instructions") signed by the Company.

(c) Notwithstanding the above, upon receipt by the Escrow Agent of the Instructions, the Escrow Agent shall deliver the Transaction Documents and the Escrowed Funds in accordance with the terms of the Instructions; provided, however, that in the event of any conflict between such Instructions and the provisions of Section 3.1(a) of this Agreement, the provisions of Section 3.1(a) shall control.

(d) Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order"), the Escrow Agent shall deliver the Transaction Documents and the Escrowed Funds in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

(e) In the event Transaction Documents for an aggregate purchase price of not less than the Minimum of $500,000 and corresponding Escrowed Funds for an aggregate of not less than such Minimum of $500,000 have not been received by the Escrow Agent on or before the Termination Date, then the Escrow Agent shall release the Transaction Documents and the Escrowed Funds to the Buyers as soon as reasonably possible.

         3.2. Acknowledgement of Company and Buyers; Disputes. The Company acknowledges that the only terms and conditions upon which the Transaction Documents and Escrowed Funds are to be released are set forth in Sections 3 and 4 of this Agreement. The Company reaffirms its agreement to abide by the terms and conditions of this Agreement with respect to the release of the Transaction Documents and the Escrowed Funds. Any dispute with respect to the release of the Transaction Documents or Escrowed Funds shall be resolved pursuant to Section
4.2 or by agreement between the parties.

                                   ARTICLE IV
                           CONCERNING THE ESCROW AGENT

         4.1.     Duties and Responsibilities of the Escrow  Agent. The   Escrow
Agent's duties and  responsibilities  shall be subject to  the   following terms
and conditions:

(a) The Company and the Buyers acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Company or the Buyers are entitled to

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     receipt of the Transaction Documents or Escrowed Funds pursuant to, any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than the Escrow Agent gives its own similar property, but in no event less than a reasonable amount of care; and (vi) may consult with counsel satisfactory to the Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(b) The Company and the buyers acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by the Escrow Agent to be authorized or within the rights or powers conferred upon the Escrow Agent by this Agreement. The Company agrees to indemnify and hold harmless the Escrow Agent and any of the Escrow Agent's partners, employees, agents, and representatives for any action taken or omitted to be taken by the Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on the part of the Escrow Agent committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Company and the Buyers under this Agreement and to no other person.

(c) The Company agrees to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Company. Prior to the effective date of the resignation as specified in such notice, the Company will issue to the Escrow Agent an Instruction authorizing delivery of the Transaction Documents and the Escrowed Funds to a substitute escrow agent selected by the Company. If no successor escrow agent is named by the Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor escrow agent, and to deposit the Transaction Documents and Escrowed Funds with the clerk of any such court.

(e) The Escrow Agent does not have and will not have any interest in the Transaction Documents or the Escrowed Funds, but is serving only as escrow agent in connection therewith, having only possession thereof.

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(f)  This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(g) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

         4.2. Dispute Resolution; Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

(a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Transaction Documents or the Escrowed Funds, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Transaction Documents or the Escrowed Funds pending receipt of an Instruction from the Company, or (ii) deposit the Transaction Documents and Escrowed Funds with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Transaction Documents or the Escrowed Funds. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

(b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Buyers, the Company or to any other person, firm, corporation or entity by reason of such compliance.

                                    ARTICLE V
                                     GENERAL

         5.1. Termination. The escrow established hereby shall terminate upon the release of all of the Transaction Documents and delivery to the Company of the Escrowed Funds in accordance with Section 3.1 hereof, or at any time upon the agreement in writing of the Buyers and the Company.

         5.2. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery

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or  delivery  by  facsimile,   with  accurate  confirmation   generated  by  the
transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(a)      If to the Company, to:
             Foothills Resources, Inc.
             Candiana Lodge, Wellfield C1, Coads Green
             Launceston, Cornwall, England
             Attn: J. Earl Terris, President and Chief Executive Officer
             Facsimile: (011) 566782214

             with a copy to (which copy shall not constitute notice hereunder):

             Gottbetter & Partners, LLP
             488 Madison Avenue, 12th Floor
             New York, New York 10022
             Attention: Adam S. Gottbetter, Esq.
             Fax: (212) 400-6901

(b)      If to the Escrow Agent, to:

             Gottbetter & Partners, LLP
             488 Madison Avenue, 12th Floor
             New York, New York 10022
             Attention: Adam S. Gottbetter, Esq.
             Fax: (212) 400-6901


         If to the Buyer(s), to its address and facsimile number on Schedule I.

         or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

         5.3. Interest. The Escrowed Funds shall neither be held in an interest bearing account nor will interest be payable in connection therewith. In the event the Escrowed Funds are deposited in an interest bearing account, each Buyer shall be entitled to receive its pro rata portion of any accrued interest thereon, but only if the Escrow Agent receives from such Buyer the Buyer's United States taxpayer identification number and other requested information and forms.

         5.4. Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors, and assigns.

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         5.5.  Invalidity.  In the event that any one or more of the  provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         5.6. Counterparts/Execution. This Agreement may be executed in several counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

5.7. Agreement. Each of the undersigned states that the undersigned has read this Agreement, understands it, and agrees to it.


                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the date first above written.


                                     COMPANY

                                     FOOTHILLS RESOURCES, INC.


                                     By:______________________________
                                     Name:    J. Earl Terris
                                     Title:   Chief Executive Officer


                                     ESCROW AGENT

                                     GOTTBETTER & PARTNERS, LLP


                                      By:______________________________
                                      Name: Adam S. Gottbetter
                                      Title: Partner


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                                   SCHEDULE 1

                               SCHEDULE OF BUYERS


                                        Address/Facsimile        Amount of
     Name           Signature           Number of Buyer         Subscription


                  By:_______________
                  Name:
                  Office:

                  By:_______________
                  Name:
                  Office:

                  By:_______________
                  Name:
                  Office:

                  By:_______________
                  Name:
                  Office:


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                                                                    EXHIBIT A

                              Form of Instructions

Mr. Adam Gottbetter
Gottbetter & Partners, LLP
488 Madison Ave.
New York, New York 10022-5718
P:  212-400-6900
F:  212-400-6901

         Re:      Foothills Resources, Inc.

Dear Mr. Gottbetter:

We hereby confirm that with respect to the Escrow Agreement entered into on _______________, 2006 among Foothills Resources, Inc., the Buyers and Gottbetter & Partners (the "Escrow Agreement"), LLP, the closing of the Debenture PPO (as defined in the Escrow Agreement) has taken place. All conditions for the release of the Transaction Documents and the Escrowed Funds have therefore been met. We authorize the release of the Transaction Documents and Escrowed Funds to the Company.

                                              FOOTHILLS RESOURCES, INC.


                                              By:______________________________
                                              Name:    J. Earl Terris
                                              Title:   Chief Executive Officer



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